Exhibit 99.1

TechPrecision Provides Additional Financial Information in Connection with Pending Acquisition of Votaw

Three Year Consolidated Forecast

Votaw November and December 2023 Unaudited Summary Financials

Status of Filing Fiscal Year 2024 Q3 10-Q

WESTMINSTER, MA / ACCESSWIRE / February 22, 2024 TechPrecision Corporation (Nasdaq: TPCS) (“TechPrecision” or “the Company,” “we,” “us” or “our”) today provided additional financial information in connection with the Company’s pending acquisition of Votaw Precision Technologies, Inc. (“Votaw”) and the filing of its FY24 Q3 financial results on Form 10-Q.

In accord with its previous statements that the information the Company provides to shareholders may change as certain stages in the planned acquisition of Votaw are reached, the Company is releasing pro forma guidance for the combined businesses, as if the business combination/acquisition has occurred, for its fiscal years 2025, 2026 and 2027.

By providing the additional information herein, the Company hopes to give insight as to why it believes the transaction will provide a pathway for significant growth and has the potential for a significant increase in shareholder value for its current and future shareholders.

During the financing process, the Company will continue to not publicly comment on the sources of equity and debt securities, or the progress of financing.

Three Year Forecast

As previously announced the Company has entered into a definitive agreement to acquire Votaw, a leading defense supplier located in Santa Fe Springs, California. In connection with the pending acquisition of Votaw, the Company has produced financial projections for potential new investors. We are providing a portion of these forecasts to our current shareholders and the general public. Below is the Company’s projected, post-acquisition three-year consolidated net sales and EBITDA forecast for FY25, FY26 and FY27.

Attached as a footnote, FN1, and as part of these projections are assumptions and comments that should be read in conjunction with the forecast provided.

The Company does not intend to update these forecasts at any time. All those who read these projections should understand and consider that in the future, circumstances and situations may and almost certainly will change, perhaps materially for the better or worse. The Company does not provide any assurance that these projections will be achieved. Any projections can vary due to project timing, assumed synergies and other market factors the Company may or may not be in control of.

$ in millions	Net Sales	EBITDA (FN2)
FY2025	$123.5	$18.4 (FN3)
FY2026	$139.3	$25.2 (FN4)
FY2027	$156.9	$35.6

VOTAW November and December FY24 Financial Results

Votaw has provided the Company with unaudited financial information for November and December 2023, which are included herein. The Company was not involved in the preparation of these numbers.

$ in thousands	Net Sales	EBITDA (FN1)
November 2023	$5,470	$1,377
December 2023	$4,655	$1,120

TPCS FY24 Q3 10Q

Due to percentage-of-completion financial information for the quarter being delayed from the Company's STADCO subsidiary, the Company is unable timely file its financial results for FY24 Q3 on Form 10-Q. The Company expects to file the report by the end of February 2024, at which time it will schedule an earnings conference call.

Footnote 1 (FN1)
Assumptions/Comments

Votaw

1)	All the projections regarding Votaw are based upon information provided by Votaw’s parent, Doerfer Corporation in connection with our acquisition of Votaw. The Company has not independently verified any of this information aside from reviewing some of the information during due diligence in connection with the acquisition and is not in a position to do so until, if and when, the acquisition is closed. We are advised that this information is based upon past and present purchase orders, backlog, customer relationships, currently funded programs, and advice from Votaw’s clients as to future purchase orders, and similar items.

Ranor & Stadco

1)	Projected revenue is based on, among other things, funded purchase orders and information publicly stated as to government programs by year where applicable (for example the build rate schedule for Virginia Class submarines), history of the scope of work done by the companies on these programs and historical pricing of same.

2)	We assume Ranor margins will increase year-over year due to increased volume.
3)	Projections are based, in part, on STADCO consolidating into the Votaw facility as scheduled, the ramp up of the Sikorsky helicopter program per information publicly stated as to that government program, the build rate for the F-15EX per information publicly stated as to that government program, history of work done by the Company on these programs, and historical pricing.

Stadco Savings

1)	The projections are based in part on the assumption that STADCO will have consolidated into the Votaw facility within two years of acquisition.
2)	The projections recognized partial savings in years 1 and 2, and full savings thereafter
3)	Projections are also based on expected leasehold savings of approximately $1.3M from the closing of STADCO’s present facility and approximately $1.7 from the consolidation of personnel and equipment into the Votaw facility.

DATES

1)	All projections are based on the closing of the acquisition of Votaw occurring on or about March 31, 2024.

FN 2 EBITDA included in the select financial information for Votaw presented above is a non-GAAP financial measure. Net gain or loss is the financial measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to EBITDA. We believe EBITDA provides our board of directors, management, and investors with a helpful measure for comparing Votaw’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.

We also believe that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry, and is a measure contained in our debt covenants. However, while we consider EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations. Investors should not consider EBITDA in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

We define EBITDA as net loss plus interest, income taxes, depreciation, and amortization.

FN3 EBITDA FY25 has been reduced  by approximately $2.3 million primarily due to STADCO moving expenses.

FN4 EBITDA FY26 has been reduced by approximately $2.1 million primarily due to STADCO moving expenses.

About TechPrecision Corporation

Through our wholly owned subsidiaries, Ranor, Inc. and STADCO, we manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. Our goal is to be an end-to-end service provider to our customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about us, please visit our website at www.techprecision.com. Information on our website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of TechPrecision and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities, the pending acquisition of Votaw or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the definitive securities purchase agreement between us and Votaw’s parent company Doerfer; the failure to obtain any necessary contractual or regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; our ability to complete the acquisition and integration of Votaw successfully; our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the our periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

Company Contact:	Investor Relations Contact:
Ms. Barbara Lilley	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone:646-536-7331
Tel: 978-883-5102	Email: brett@haydenir.com
Email: lilleyb@ranor.com
www.techprecision.com